Feldman Financial Advisors, Inc.

1001 Connecticut Avenue, NW • Suite 840

Washington, D.C. 20036

202-467-6862 • (Fax) 202-467-6963

Exhibit 23.2

CONSENT OF FELDMAN FINANCIAL ADVISORS, INC.

We hereby consent to the use of our firm’s name in the Registration Statement on Form S-1 and related amendments thereto (collectively, the “Form S-1”) of NI Holdings, Inc. (“NI Holdings”) as filed with the Securities and Exchange Commission (the “SEC”). We also consent to the inclusion of, summary of, and reference to our Pro Forma Valuation Appraisal Report, dated as of April 29, 2016, of Nodak Mutual Insurance Company included in the Form S-1 filed by NI Holdings with the SEC. Furthermore, we consent to the inclusion of, summary of, and reference to our Subscription Rights Valuation Report, dated as of April 29, 2016, of Nodak Mutual Insurance Company included in the Form S-1 filed by NI Holdings with the SEC. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the SEC thereunder.

Feldman Financial Advisors, Inc.

Washington, D.C.

August 9, 2016